UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004

PLAINS RESOURCES INC.

(Exact name of registrant as specified in charter)

Delaware	13-2898764
(State of Incorporation)	(I.R.S. Employer Identification No.)

0-9808

(Commission File No.)

700 Milam, Suite 3100 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Plains Resources Inc.

Item 5. Other Events

On February 19, 2004, Plains Resources Inc. (“PLX”) issued a press release that it has entered into an Agreement and Plan of Merger with Vulcan Energy Corporation, a Delaware corporation (“Vulcan”), and its wholly-owned subsidiary, Prime Time Acquisition Corporation, a Delaware corporation, whereby Vulcan will acquire all of PLX’s outstanding shares for a price of $16.75 per share, payable in cash.

Item 7. Financial Statements and Exhibits

99.1    Press Release dated February 19, 2004.

Item 9. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information presented in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSRESOURCES INC.

Date: February 19, 2004	/s/ John F. Wombwell

John F. Wombwell Executive Vice President, General Counsel and Secretary